Exhibit 14(c)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-251667) on Form N-14 of FS KKR Capital Corp. of our report dated February 27, 2019, relating to the consolidated financial statements of FS KKR Capital Corp., appearing in the Annual Report on Form 10-K of FS KKR Capital Corp. for the year ended December 31, 2018. We also consent to the use in such Registration Statement of our report dated May 3, 2019, relating to the senior securities table appearing elsewhere in such Registration Statement.

We also consent to the reference to our firm under the headings “Experts” and “Senior Securities of FS KKR Capital Corp.,” in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania

February 25, 2021

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